Pricing Supplement No.22L  Dated March 20, 1998     Rule 424(b)(2)
(To Prospectus dated June 9, 1997 and             File No's. 33-64261
Prospectus Supplement dated June 12, 1997)             and   33-49965

THE CHASE MANHATTAN CORPORATION


[X]	Senior Medium -Term Notes, Series C  Due From Nine
	Months to Thirty Years from Date of Issue

[  ]	Subordinated Medium Term Notes , Series A Due From
	Nine Months to Thirty Years from Date of Issue

	Principal Amount: $500,000,000.00
	Issue Price: 100%
	Commission or Discount:
	Proceeds to Company:  $500,000,000.00
	Agent:CHASE SECURITIES INC.

	Agent's Capacity:  [X]     As agent    [ ]  As principal

	If as principal
		[ ]   The Notes are being offered at varying prices to
		        prevailing market prices at the time of sale

		[ ]   The Notes are being offered at a fixed initial public
		        offering price equal to the Issue Price (as a percentage of Principal Amount).

	Original Issue Date: MARCH 25, 1998
	Stated Maturity:	   	MARCH 25, 1999

	Form:  [X]   Book-entry [  ]   Certificated
	Currency:   U.S. Dollars

[ ]	Fixed Rate Note:


[X]Floating Rate Note:   CD[   ]   Commercial Paper Rate [   ]
			     Federal Fund Effective Rate [  ] CMT [ ]
			     LIBOR Telerate [X]  LIBOR Reuter [  ]
			     Treasury Rate [ ]     Prime Rate   [ ]

	Initial Interest Rate:   5.5975%

	Int.Determ.Dates: Two Business days prior to Reset Dates


	Interest Payment Dates: 25th day of June, Sept, Dec & March
                         or next good business day

 Interest  Reset Dates: 25th day of June, Sept, Dec & March
                        or next good business day

	Index Maturity:3 MTH LIBOR
	Spread (+/-): - 9BPS
 Spread Multiplier:
 Maximum Interest Rate:
	Minimum Interest Rate:
	Optional Redemption  :   Yes [ ]       No  [X]